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Exhibit 32.1
Written Statement
Pursuant To
18 U.S.C. Section 1350

The undersigned, Denny Marie Post, Chief Executive Officer, and Guy J. Constant, Chief Financial Officer, of Red Robin Gourmet Burgers, Inc. (the “Company”), certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that;

(a)
the Annual Report on Form 10-K for the period ended December 25, 2016 of the Company (the “Periodic Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Periodic Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 21, 2017	/s/ DENNY MARIE POST
Denny Marie Post Chief Executive Officer

Dated:	February 21, 2017	/s/ GUY J. CONSTANT
Guy J. Constant Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Red Robin Gourmet Burgers, Inc. and will be retained by Red Robin Gourmet Burgers, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.
The foregoing certification is being furnished to the Securities and Exchange Commission pursuant to 18 U.S.C. Section 1350. It is not being filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

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Exhibit 32.1

Written Statement Pursuant To 18 U.S.C. Section 1350